UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 29, 2004

Dominion Resources, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Virginia (State or other jurisdiction of incorporation)	1-8489 (Commission File Number)	54-1229715 (IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia (Address of Principal Executive Offices)	23219 (Zip Code)

Registrant's Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1-Registrant's Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

Effective December 31, 2004, Dominion Resources, Inc. (Dominion) has adopted an amendment to the Dominion Security Option Plan to comply with new deferred compensation requirements of Section 885 of the American Jobs Creation Act of 2004 (the Act) and Section 409A of the Internal Revenue Code of 1986, as amended (the Code). The amendment removes the provision of the Plan that relates to funding upon a Change of Control.

Section 5-Corporate Governance and Management

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In accordance with Item 5.02(b), Dominion reports that on December 29 it received a letter of resignation, effective January 1, 2005, from Robert H. Spilman, age 77, a Director of Dominion.

Section 9-Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.
Exhibit
10	Amendment, effective December 31, 2004, to the Dominion Resources, Inc. Security Option Plan, effective January 1, 2003 and restated effective January 1, 2005.
17	Correspondence on director departure.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION RESOURCES, INC. Registrant

/s/ Patricia A. Wilkerson Patricia A. Wilkerson Vice President and Corporate Secretary

Date: December 30, 2004